SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

                           FILED BY THE REGISTRANT [X]
                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
                           CHECK THE APPROPRIATE BOX:

[  ]  Preliminary Proxy Statement

[  ]  Confidential, for use of the Commission Only as permitted by

                                                        RULE 14A-6(E)(2)

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-111(c) or Rule 14a-12


                        WESTCOAST HOSPITALITY CORPORATION

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                               [X] NO FEE REQUIRED

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 011 - (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

                                     [LOGO]
                        WESTCOAST HOSPITALITY CORPORATION



Dear Shareholder:                                                 April 20, 2001

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders of WestCoast Hospitality Corporation at 9:00 a.m. on Monday, May 21, 2001, at WestCoast Ridpath Hotel, 515 West Sprague Avenue, Spokane, Washington.

         The accompanying Notice of 2001 Annual Meeting of Shareholders and the Proxy Statement describe the matters to be presented at the meeting.

         Whether or not you plan to attend the meeting, we hope you will have your stock represented by completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope as soon as possible.

                                           Sincerely,


                                           Donald K. Barbieri
                                           Chairman of the Board,
                                           President and Chief Executive Officer



================================================================================
                                    IMPORTANT

A Proxy Statement and proxy card are enclosed. All shareholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder of record attending the meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.


                    IT IS IMPORTANT THAT YOUR STOCK BE VOTED.
================================================================================

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 21, 2001

To the Shareholders:

         The 2001 Annual Meeting of Shareholders of WestCoast Hospitality Corporation will be held at 9:00 a.m. on Monday, May 21, 2001, at WestCoast Ridpath Hotel, 515 West Sprague Avenue, Spokane, Washington for the following purposes:

         (1) To elect three directors to hold office until the expiration of their three-year terms and until their respective successors are elected and qualified;

         (2) To ratify the appointment of PricewaterhouseCoopers LLP as auditors for WestCoast Hospitality Corporation for 2001; and

         (3) To transact such other business as may properly come before the meeting and any adjournments thereof.

         Nominees for directors are named in the enclosed Proxy Statement.

         March 27, 2001 has been set as the record date for the meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION. SHAREHOLDERS OF RECORD ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY SENT IN A PROXY.

                                              By Order of the Board of Directors

                                              Richard L. Barbieri
                                              General Counsel
                                              Spokane, Washington
April 20, 2001


           THE 2000 ANNUAL REPORT OF WESTCOAST HOSPITALITY CORPORATION
                        ACCOMPANIES THIS PROXY STATEMENT.

                        WESTCOAST HOSPITALITY CORPORATION

                              2001 PROXY STATEMENT


GENERAL

         The enclosed proxy is solicited by the Board of Directors of WestCoast Hospitality Corporation, a Washington Corporation, (the "Company") for use at the 2001 Annual Meeting of Shareholders to be held at 9:00 a.m. on Monday, May 21, 2001, at WestCoast Ridpath Hotel, 515 West Sprague Avenue, Spokane, Washington, and at any adjournments thereof (the "Meeting"). Only holders of record of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on March 27, 2001 will be entitled to notice of and to vote at the Meeting. On that date, the Company had 12,948,396 shares of Common Stock outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote.

         The address of the Company's principal executive offices is 201 West North River Drive, Suite 100, Spokane, Washington 99201.

         This Proxy Statement and the accompanying proxy are first being mailed to the Company's shareholders on or about April 20, 2001.

VOTING

         Under Washington law, the Company's Articles of Incorporation and By-Laws, the presence at the Meeting, in person or by duly authorized proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business.

         Shares of Common Stock for which proxies are properly executed and returned will be voted at the Meeting in accordance with the directions noted thereon or, in the absence of directions to the contrary, will be voted (i) "FOR" the election of the three nominees for the Board of Directors named on the following pages, provided that if any one or more of such nominees should become unavailable for election for any reason, such shares will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose; (ii) "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for the Company for 2001.

         The three nominees for the Board of Directors who receive the greatest number of votes cast in the election of directors by the shares present in person or represented by proxy at the Meeting and entitled to vote shall be elected directors. The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote and present in person or by proxy at the Meeting is required for approval of any other matters submitted to a vote of the shareholders. Abstention from voting for a nominee for director may make it less likely that the nominee will be one of the three nominees for director who receive the greatest number of votes cast. Abstention from voting on any other proposal will have no effect, since approval is based solely on the number of votes actually cast.

         Brokerage firms and other intermediaries holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, brokerage firms and other intermediaries generally will have discretion to vote their customers' shares in the election of directors and on the proposal to ratify the appointment of auditors. If a brokerage firm or other intermediary votes its customers' shares on some but not all proposals, the effect of the non-vote will vary depending on the proposal. A non-vote for a nominee for director will make it less likely that the nominee will be one of the three nominees for director who receive the greatest number of votes cast. A non-vote on any other proposal will have no effect, since approval is based solely on the number of votes actually cast.

         The Company will bear the expense of preparing, printing and distributing proxy materials to its shareholders. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone and may also retain others on behalf of the Board of Directors to assist in the solicitation of proxies by mail, telephone, e-mail and personal interview. The Company will also reimburse brokerage firms and other intermediaries for their expenses in forwarding proxy materials to beneficial owners of the Company's Common Stock.

REVOCATION

         Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Company's General Counsel a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and electing to vote in person.


                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Company's By-Laws provide for no fewer than three and no more than thirteen directors, as determined from time to time by the Board. The Company's Board of Directors currently consists of nine members, divided into three classes with terms expiring at the annual meeting of shareholders as follows:

CLASS A (THREE POSITIONS WITH TERMS EXPIRING IN 2001):

         Donald K. Barbieri
         Ronald R. Taylor
         Arthur M. Coffey

CLASS B (THREE POSITIONS WITH TERMS EXPIRING IN 2002):

         Robert G. Templin
         Richard L. Barbieri
         Rodney D. Olson

CLASS C (THREE POSITIONS WITH TERMS EXPIRING IN 2003):

         Peter F. Stanton
         Stephen R. Blank
         Thomas M. Barbieri

         At the Meeting, three persons will be elected to fill the Class A positions, generally for terms of three years, to hold office until the next annual meeting of shareholders in the year their terms expire (2004) and until their respective successors have been elected and shall have qualified as provided by the By-laws. Donald K. Barbieri, Ronald R. Taylor and Arthur M. Coffey are present directors of the Company and have been nominated to continue as directors.

                       NOMINEES FOR THE BOARD OF DIRECTORS

DONALD K. BARBIERI, age 55, has been President and Chief Executive Officer and a director of the Company since 1978 and Chairman of the Board since 1996. Mr. Barbieri joined the Company in 1969 and is responsible for the Company's development activities in hotel, entertainment and real estate areas. Mr. Barbieri is currently chair-elect for the Spokane Regional Chamber of Commerce and will become Chair on September 1, 2001. Mr. Barbieri served as president of the Spokane Chapter of the Building Owners and Managers Association from 1974 to 1975 and served as president of the Spokane Regional Convention and Visitors Bureau from 1977 to 1979. He also served on the Washington Tourism Development Council from 1983 to 1985 and the Washington Economic Development Board while chairing the State of Washington's Quality of Life Task Force from 1985 to 1989.

RONALD R. TAYLOR, age 53, has been a director of the Company since April 1998. He has been a General Partner of Enterprise Partners, a venture capital firm since April 1998. From 1996 to 1998, Mr. Taylor worked as an independent business consultant. From 1987 to 1996, Mr. Taylor was chairman, president and chief executive officer of Pyxis Corporation (a health care service provider), which he founded in 1987. Prior to founding Pyxis, he was an executive with both Allergan Pharmaceuticals and Hybritech, Inc. Mr. Taylor received a B.A. from the University of Saskatchewan and an M.A. from the University of California, Irvine. He is currently a director of Watson Pharmaceuticals, Inc. (a pharmaceutical manufacturer), and several privately held companies including SCS Corporation, WorkWell, Active.com, e-Assist Global Solutions, Xifin Corporation, Zoom Systems and E-Color.

ARTHUR M. COFFEY, age 45, has been a director of the Company since 1990 and Chief Financial Officer and Executive Vice President of the Company since June 1997. Mr. Coffey served as Chief Operating Officer of the Company from 1990 to June 1997. Mr. Coffey has been in the hotel business since 1971 and joined the Company in 1981. Mr. Coffey is currently a director of the Association of Washington Business, served as a trustee of the Spokane Area Chamber of Commerce, served as a director of the Washington State Hotel Association from 1996 to 1997, served as director of the Spokane Regional Convention and Visitors Bureau from 1982 to 1985 and served as president of the Spokane Hotel Association from 1989 to 1990.

           CONTINUING DIRECTORS - NOT STANDING FOR ELECTION THIS YEAR

                        CLASS B (TERMS TO EXPIRE IN 2002)

ROBERT G. TEMPLIN, age 77, has been a director of the Company since April 1998. Mr. Templin has had 60 years of continuous experience in ownership, acquisition and disposition, transaction counseling, development, construction and management work in the lodging industry in the Northwest. From 1962 to 1983, he founded and was Chief Executive Officer of Western Frontiers, where he owned and operated hotel and resort properties as well as owned and managed commercial and retail properties. Since 1986, Mr. Templin has served as governor for District II for Best Western, Inc. In 1986, he built Templin's Resort and Conference Center. He served as president of the Idaho Inn Keepers Association from 1975 to 1976 and president of the Coeur d'Alene Chamber of Commerce in 1963. Mr. Templin also served on the Government Affairs Committee of Holiday Inn, Inc. from 1981 to 1982. In addition to his responsibilities as a director of the Company, Mr. Templin continues to serve as a representative of Region One of the Idaho Travel Council under the Idaho Department of Commerce. He also serves on the Board of Directors for the Northwest District of the Lutheran Church of the Missouri Synod.

RICHARD L. BARBIERI, age 58, has been a Senior Vice President of the Company since September 1997, full-time General Counsel of the Company since 1995 and a director of the Company since 1978. From 1994 to 1997, Mr. Barbieri served as a Vice President of the Company. From 1978 to 1995, Mr. Barbieri served as outside counsel and Secretary of the Company, during which time he was engaged in the practice of law at Edwards and Barbieri, a Seattle law firm, and then at Riddell Williams, a Seattle law firm, where he chaired the real estate practice group. Mr. Barbieri has also served as chairman of various committees of the State and County Bar Association and as a member of the governing board of the County Bar Association. He also served as vice chairman of the

Citizens' Advisory Committee to the Major League Baseball Stadium Public Facilities District in Seattle in 1996 and 1997. Mr. Barbieri is the brother of Donald K. and Thomas M. Barbieri and the brother-in-law of David M. Bell.

RODNEY D. OLSON, age 50, has been the President, Chief Executive Officer and a shareholder of WestCoast Hotels, Inc. The Company purchased WestCoast Hotels Inc. from its shareholders, including Mr. Olson, effective December 31, 1999. Mr. Olson has served as a director of the Company since May 2000. He is Chairman of the Board of Directors of Paramount Hotels, LLC in Seattle, WA. Mr. Olson began his hotel career in 1969 with Vance Hotels, which was later renamed WestCoast. He held executive positions in both sales and operations for Dunfey Hotels and Red Lion Hotels prior to re-joining the Vance Hotels in 1977. With Vance Hotels, he held positions of hotel General Manager, Vice President of Management Services, Vice President of Purchasing, Vice President of Development and Vice President of Operations before becoming President in 1986. Mr. Olson has served on the Boards of the Washington State Lodging Association, Restaurant Association of Washington State and the Seattle Hotel Association.

                        CLASS C (TERMS TO EXPIRE IN 2003)

PETER F. STANTON, age 44, has been a director of the Company since April 1998. Mr. Stanton is the Chairman and Chief Executive Officer of Washington Trust Bank. Mr. Stanton has been with Washington Trust Bank since 1982 and has served as its President from 1990 to March of 2000, Chief Executive Officer since 1993 and Chairman since 1997. Mr. Stanton is also Chief Executive Officer, President and a director of W.T.B. Financial Corporation (a bank holding company). In addition to serving on numerous civic boards, Mr. Stanton was president of the Washington Bankers Association from 1995 to 1996 and served as State Chairman of the American Bankers Association in 1997 and 1998.

STEPHEN R. BLANK, age 55, has been a director of the Company since May of 1999. Mr. Blank is presently Senior Fellow, Finance, for the Urban Land Institute, a non-profit education and research institute which studies land use and real estate development policy and practice, where he is responsible for the Institute's real estate capital markets information and education programs. Mr. Blank earned a BA in History at Syracuse University and continued on in graduate school at Adelphi University where he earned a MBA in Finance. From November 1993 to November 1998, Mr. Blank was the Managing Director, Real Estate Investment Banking, for CIBC Oppenheimer Corp in New York. From 1989 to 1993, he was Managing Director, Real Estate Investment Banking, for Cushman & Wakefield, Inc. and from 1979 to 1989 he was Managing Director, Real Estate Investment Banking, for Kidder, Peabody & Co., Inc. Mr. Blank is a director of the Ramco-Gershenson Properties Trust, BNP Residential Properties, Inc., and Atlantic Realty Trust. Mr. Blank is also adjunct Professor of Real Estate in the Executive MBA program for Columbia University's Graduate School of Business.

THOMAS M. BARBIERI, age 43, has been Executive Vice President of Hotel Operations of the Company since January 1, 2000, and a director of the Company since 1985. From 1985 to 1997, Mr. Barbieri served as a Vice President of the Company. Mr. Barbieri joined the Company in 1979 and from 1987 through 1998 oversaw the management, supervision, and development of the Company's real estate portfolio. From 1982 to 1987, Mr. Barbieri was Operations Manager of the Company's hospitality division. He has served on Washington State Governor Lowery's Real Estate Advisory Council, as director of the Spokane Convention and Visitors Bureau, as a trustee of the Spokane Area Chamber of Commerce, as a director of the Spokane Economic Development Council and as a Trustee of Washington State University and Advisor to WSU Hotel School. Mr. Barbieri is the brother of Donald K. and Richard L. Barbieri and the brother-in-law of David M. Bell.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors met six times in 2000. All directors attended at least 75% of the meetings of the Board of Directors and its Committees on which they serve.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has established standing committees of its Board of Directors, including an Audit Committee and a Compensation Committee. The functions performed by these Committees are summarized below:

         AUDIT COMMITTEE. The Audit Committee is responsible for making recommendations concerning the engagement of the Company's independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. The members of the Audit Committee are Peter F. Stanton, Chairman, Ronald R. Taylor and Stephen R. Blank. The audit committee met five times during 2000. All members of the Audit Committee are independent (as independence is defined in Sections 303.01(b)(2)(a) and (3) of the NYSE's listing standards). The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is attached as Appendix A.

         COMPENSATION COMMITTEE. The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, officers and other executives of the Company. This Committee also administers the Company's various incentive compensation and benefit plans and recommends the establishment of policies relating to such plans. The members of the Compensation Committee are Ronald R. Taylor, Chairman, Peter F. Stanton, Stephen Blank and Donald K. Barbieri. Mr. Barbieri is a non-voting member. The Compensation Committee met one time in 2000.

                                  REPORT OF THE
                                 AUDIT COMMITTEE

         The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed under Statement on Auditing Standards No.61 (SAS 61). The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has discussed with PricewaterhouseCoopers LLP its independence.

         Based upon the review and discussions of the Audit Committee with respect to the items listed above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Committee has also recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2001.

         Respectfully submitted,

         PETER F. STANTON (CHAIRMAN)
         RONALD R. TAYLOR
         STEPHEN R. BLANK


COMPENSATION OF DIRECTORS

         Directors who are employees of the Company do not receive any fees for their service on the Board of Directors or any committee thereof. The Company pays each of its non-employee directors an annual fee equal to $6,000, payable one-half in cash and one-half in shares of Common Stock. In addition, each non-employee director is paid $500 for attendance at each meeting of the Board of Directors and $250 for attendance at each meeting of a committee of the Board of Directors of which such director is a member. The Company also reimburses directors for their out-of-pocket expenses incurred in connection with their service on the Board of Directors. At the time he became a director, Rodney D. Olson was granted an option to purchase 10,000 shares of Common Stock at $15 per share, vesting 20% per year beginning on the date of grant. Shares acquired upon exercise of the option are subject to a one-year restriction on sale.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Common Stock as of March 15, 2001, by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) each named executive officer and (iv) all directors and executive officers as a group.

                                                  NUMBER OF       PERCENTAGE OF
BENEFICIAL OWNER                               SHARES OWNED(1)   COMMON STOCK(1)
-----------------------------------------      ---------------   ---------------
Donald K. Barbieri (2)                            3,588,298           27.7
   201 W. North River Dr., Ste.100
   Spokane, Washington, 99201
WM Advisors, Inc. (3)                             1,827,936           14.1
   1201 Third Avenue, Suite 1400
   Seattle, Washington, 98101
Dimensional Fund Advisors Inc.(4)                 1,137,300            8.8
   1299 Ocean Ave., 11th Floor,
   Santa Monica, California 90401
DKB and HHB Unity Trust (5)                         958,379            7.4
   201 W. North River Dr., Ste.100
   Spokane, Washington, 99201
Wellington Management Company, LLP (6)            1,241,000            9.6
   75 State Street,
   Boston, Massachusetts, 02109
Barbieri Family Trust                               587,070            4.5
Richard L. Barbieri                                 533,427            4.1
David M. Bell                                       530,004            4.0
Thomas M. Barbieri                                  504,873            3.9
Arthur M. Coffey (7)                                 14,938            *
Peter F. Stanton (8)                                  9,998            *
Ronald R. Taylor (8)                                 24,998            *
Robert G. Templin (8)                                18,193            *
Stephen R. Blank (9)                                  3,707            *
Rodney D. Olson                                         325            *
Shannon Kapek (9)                                    12,525            *
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A         5,214,829           40.4
GROUP (10)
----------------------------

 *  Represents less than 1% of Common Stock outstanding.
(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of shares of Common Stock if such person or group has the right to acquire beneficial ownership of such shares within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes shares of Common Stock held by the DKB & HHB Unity Trust, an irrevocable trust, of which Donald K. Barbieri and his spouse Heather Barbieri are co-trustees and for which Donald K. Barbieri exercises voting power, and of which they otherwise disclaim beneficial ownership.
(3) Reported ownership for this entry is based solely on the Schedule 13G filed on March 1, 2001 for this owner.
(4) Reported ownership for this entry is based solely on the Schedule 13G filed on February 2, 2001 for this owner.
(5) These shares are also included in the number of shares beneficially owned by Donald K. Barbieri. Mr. Barbieri disclaims beneficial interest in this Trust other than voting rights.

(6) Reported ownership for this entry is based solely on the Schedule 13G filed on February 14, 2001 for this owner.
(7) Includes 3,000 shares subject to options that are exercisable within 60 days of March 15, 2001.
(8) Includes 6,000 shares subject to options that are exercisable within 60 days of March 15, 2001.
(9) Includes 2,000 shares subject to options that are exercisable within 60 days of March 15, 2001.
(10) Includes 25,000 shares subject to options that are exercisable within 60 days of March 15, 2001.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based on the Company's review of Forms 3, 4 and 5 and any amendments thereto furnished to it pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and written representations by the Company's officers and directors regarding compliance with applicable filing requirements, the Company believes that all filing requirements under Section 16 applicable to its officers, directors and greater than ten percent shareholders were complied with in 2000, except that Mr. Robert G. Templin failed to file three required Forms 4 reporting one acquisition and six dispositions of shares (all of these transactions were subsequently reported on Form 5).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has periodically entered into agreements with Inland Northwest Corporation, ("INC") and Huckleberry Bay Company, ("HBC") (former subsidiaries of the Company that were spun off to shareholders prior to its initial public offering) to provide development, accounting and other administrative services to INC and HBC in exchange for fees and costs incurred by the Company in connection with providing such services. The agreements are subject to termination annually. During 2000 the Company recorded fees and other income from the INC and HBC agreements in the amount of $255,000. Certain executive officers hold approximate ownership interests in HBC as follows:
Donald K. Barbieri, 38%; DKB/HHB Unity Trust (Donald K. Barbieri, Trustee), 14%; Richard L. Barbieri, 8%; Thomas M. Barbieri, 8%; David M. Bell, 8%. These executive officers also hold the following approximate ownership interests in
INC: Donald K. Barbieri, 19%; DKB/HHB Unity Trust (Donald K. Barbieri, Trustee), 7%; Richard L. Barbieri, 4%; Thomas M. Barbieri, 4%; David M. Bell, 4%.

         With respect to material transactions (or series of related transactions) between the Company and related parties, the Company has implemented a policy requiring any such transaction to be approved by a majority of the non-employee directors, upon such directors' determination that the terms of the transaction are no less favorable to the Company than those that could be obtained from unrelated third parties.

                             EXECUTIVE COMPENSATION

         The following table provides information for the past three fiscal years concerning all compensation received by those persons who were, in 2000, the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------
                           ANNUAL COMPENSATION            LONG TERM COMPENSATION
                     --------------------------------     ----------------------
                                                        RESTRICTED      SECURITIES    ALL OTHER
                                  SALARY       BONUS       STOCK        UNDERLYING   COMPENSATION
NAME AND POSITION      YEAR        ($)          ($)       AWARDS $      OPTIONS (#)     ($)(1)
-------------------  --------    --------     -------     -------         ------       -------
Donald K. Barbieri     2000      $161,345     $   -0-         -0-            -0-        $3,570
President/CEO          1999       160,765      11,333         -0-          1,247         3,360
                       1998       139,110      80,224         -0-         90,594         3,325


Arthur M. Coffey       2000      $159,461     $   -0-         -0-          9,624       $23,925(2)
Executive VP/CFO       1999       134,819      14,797     $23,813(4)       6,052         3,360(3)
                       1998       117,246      78,734     $23,438(4)      55,513         3,325(3)

Thomas M. Barbieri     2000      $144,749     $   -0-         -0-          8,722        $3,108
Executive VP -         1999       133,403      10,403         -0-          5,794         3,360
Hotel  Operations      1998        88,140      73,680         -0-         45.419         2,516


Richard L. Barbieri    2000      $139,181     $   -0-         -0-          8,421        $2,117
Senior VP/             1999        99,566       6,090         -0-          5,840         2,035
General Counsel        1998        92,490      40,018         -0-         45,532         1,808

David M. Bell          2000      $121,327     $   -0-         -0-          6,797        $2,621
Executive VP -         1999        99,566       7,287         -0-          5,007         2,792
Development            1998        89,391      40,018         -0-         45,452         2,144
-------------------------------------------------------------------------------------------------

---------------------
(1) Includes contributions to the Company's 401(k) plan.
(2) Includes payment by Company to rescind 3,000 shares of restricted stock granted at the Public Offering. (3) Excludes value attributed to 3,000 shares of restricted stock granted to Arthur M. Coffey at the initial public offering.
(4) Includes value attributed to 3,000 shares of restricted stock granted to Arthur M. Coffey.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

=======================================================================================================
                                INDIVIDUAL GRANTS
-------------------------------------------------------------------------------POTENTIAL REALIZABLE VALUE
                       NUMBER OF   PERCENT OF TOTAL                            AT ASSUMED ANNUAL RATES OF
                      SECURITIES     OPTIONS/SARS    EXERCISE                   STOCK PRICE APPRECIATION
                      UNDERLYING      GRANTED TO      OR BASE                       FOR OPTION TERM
                      OPTION/SARS    EMPLOYEES IN      PRICE      EXPIRATION    -----------------------
      NAME            GRANTED (#)    FISCAL YEAR      ($/SH)         DATE        5% ($)        10% ($)
-------------------------------------------------------------------------------------------------------
Arthur M. Coffey         9,624          8.8%            8.31       1/3/2010      50,296        127,460

Thomas M. Barbieri       8,722          8.0%            8.31       1/3/2010      45,582        115,514

Richard L. Barbieri      8,421          7.7%            8.31       1/3/2010      44,009        111,528

David M. Bell            6,797          6.2%            8.31       1/3/2010      35,522         90,019

         The options have a term of ten years and will vest as to 50% of the underlying shares on the fourth anniversary of the date of grant and as to the remaining 50% on the fifth anniversary of the date of grant. This vesting schedule will change if, beginning one year after the option grant date, the market price of the Common Stock remains at the following appreciation levels

(measured as a percentage increase over the stock price at the time the option was granted) for 60 consecutive trading days:

              PERCENT OF                           OPTION
         SHARE PRICE INCREASE:                 SHARES VESTED:
                 25 %                               25 %
                 50 %                               50 %
                 75 %                               75 %
                100 %                              100 %

         Such options shall be exercisable, subject to vesting, for ten years from the date of grant and in all other respects shall be subject to the terms and conditions of the 1998 Stock Incentive Plan. Vesting of such options is also conditioned upon the holder's employment with the Company on the scheduled vesting date. No options had been exercised as of December 31, 2000.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES(1)
--------------------------------------------------------------------------------
                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                         UNDERLYING UNEXERCISED            IN-THE-MONEY
                          OPTIONS AT FY-END (#)         OPTIONS AT FY-END ($)
       NAME            EXERCISABLE /UNEXERCISABLE    EXERCISABLE /UNEXERCISABLE
--------------------------------------------------------------------------------
Donald K. Barbieri            0 / 91,841                       -0-
Arthur M. Coffey              0 / 71,189                       -0-
Thomas M. Barbieri            0 / 59,935                       -0-
Richard L. Barbieri           0 / 59,793                       -0-
David M. Bell                 0 / 58,056                       -0-

-------------------------------
(1) No options were exercised or exercisable in 2000.


                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee, which consists of three non-employee directors and Mr. Donald Barbieri, a non-voting member, implements and endorses the goals of the Company's executive compensation program, which reflect three guiding principles: (i) to provide compensation and benefits that allow the Company to maintain competitive compensation to attract and retain executives with the skills critical to the Company's long-term success, (ii) to reward performance in attaining business objectives and maximizing shareholder value and (iii) to encourage Company stock ownership through officer ownership guidelines that are monitored by the Committee on an ongoing basis.

         During 2000, the Compensation Committee's compensation policies with regard to the Company's executive officers (including Mr. Donald Barbieri, the Chief Executive Officer) were as follows: (1) The base 2000 salary of the executive officers was increased from the 1999 base salary to maintain a competitive base compensation and reflects recommendations adopted from a report by Towers Perrin; (2) the Committee established a target incentive bonus for the year of 30% of the base salary to be paid in 2000 if the Company achieved its target earnings per share for 2000; and (3) a one time stock option granted on 1/1/2000 to executive officers (other than the Chief Executive Officer) of 50% of the year's base pay priced at $8.31 per share. The options have a term of ten years, and will vest as to 50% of the underlying shares on the fourth anniversary of the date of grant and as to the remaining 50% on the fifth anniversary of the date of grant. Donald Barbieri participates as a member of the Compensation Committee, however, he abstains from matters related to his compensation. No incentive bonuses were paid in 2000.

         Respectfully submitted,

         RONALD R. TAYLOR, CHAIRMAN
         PETER F. STANTON
         STEPHEN R. BLANK
         DONALD K. BARBIERI


   EMPLOYMENT CONTRACTS, TERM OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS


EMPLOYMENT AGREEMENTS

         Donald K. Barbieri serves at the pleasure of the Board of Directors. The Company has employment agreements with each of Arthur M. Coffey, Richard L. Barbieri, David M. Bell and Thomas M. Barbieri which provided for 2000 base salaries of, $159,461 in the case of Mr. Coffey, $139,181 in the case of Richard
L. Barbieri, $121,327 in the case of Mr. Bell and $144,749 in the case of Thomas
M. Barbieri, subject, in each case, to periodic increases. Each executive officer is eligible to receive annual bonuses as determined by the Compensation Committee and is entitled to participate in all existing or future benefit plans of the Company, on the same basis as other senior officers of the Company.

         The employment agreements with the named executive officers (as used below, each an "Executive") are substantially similar and provided as follows:
Each Executive shall serve in the position described above through December 31, 2001, unless terminated earlier in accordance with the terms of such agreement. Thereafter, each agreement automatically renews for additional one-year periods, unless terminated by either party upon 120-days' notice prior to the end of the initial or any renewal period. The agreements may be terminated by the Company for Cause (as defined in such agreement) or by the Executive (i) for Good Reason (as defined in such agreement) or (ii) within six months of a Change of Control of the Company (as defined in such agreement). If the Executive terminates the agreement for Good Reason (or the Company terminates the agreement without Cause) or, after the initial term ends, unilaterally determines to not renew such Executive's agreement, the Executive will receive a severance payment equal to two times such Executive's total compensation in the prior year, plus a continuation of all benefits for a two-year period, and all outstanding options of such Executive shall become fully vested. If the Executive terminates the agreement following a Change of Control, the severance payment will be equal to three times such Executive's total compensation for the prior year.

         The Company has also agreed to reimburse the Executive for any federal, state or local excise taxes ("Excise Tax"), and any additional taxes to which he may be subject, on any payments to the Executive from the Company as a result of accelerated vesting of his options, up to a maximum reimbursement equal to two times the amount of such Excise Tax.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Donald K. Barbieri, President and Chief Executive Officer, served as a member of the Compensation Committee during 2000.


                             STOCK PRICE PERFORMANCE

         The following graph depicts the Company's Common Stock price performance relative to the performance of the Russell 2000 Composite Index and the Standard & Poor's Lodging-Hotels Index.

--------------------------------------------------------------------------------
                            April 1998       1998         1999          2000
                            ----------       ----         ----          ----

Westcoast Hospitality        $100.00        $71.67       $55.00        $34.17

S&P LODGING - HOTELS         $100.00        $73.99       $73.99        $59.84

RUSSELL 2000                 $100.00        $88.14      $106.97       $103.85
--------------------------------------------------------------------------------

         The graph above assumes an investment of $100 in the Company's Common Stock, the Russell 2000 Composite Index, and the Standard & Poor's Lodging-Hotels Index, and assumes a reinvestment of all dividends. The Company has not paid cash dividends on its Common Stock. Note that the Company's Common Stock price performance on the graph above is not necessarily indicative of future stock price performance.

               PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR:" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS FOR THE COMPANY FOR 2001.

         Unless instructed to the contrary, it is intended that votes be cast pursuant to the accompanying proxy for the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for the Company for 2001. PricewaterhouseCoopers LLP has audited the accounts for the Company since 1998. Representatives of PricewaterhouseCoopers LLP are expected to attend the Meeting and will have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

         In the event that the ratification of the appointment of auditors is not made by a majority of the shares entitled to vote thereon, the selection of other auditors will be considered by the Board of Directors.

AUDIT FEES

         The fees billed for professional services by PricewaterhouseCoopers LLP for the audit of the Company's financial statements and the fiscal year reviews of the financial statements for 2000 were $142,600.

FINANCIAL INFORMATION AND SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees for professional services rendered by PricewaterhouseCoopers LLP as described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

ALL OTHER FEES

         The fees billed for professional services by PricewaterhouseCoopers LLP for all other fees were $127,600.

AUDITOR INDEPENDENCE

         The Audit Committee of the Board of Directors has considered whether the other professional services provided by PricewaterhouseCoopers LLC are compatible with maintaining the independence of PricewaterhouseCoopers LLC.

                                  OTHER MATTERS

         The Company knows of no other matters that are likely to be brought before the Meeting. If, however, other matters that are not now known or determined come before the Meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their judgment.


                            PROPOSALS OF SHAREHOLDERS

         Proposals of shareholders to be considered for inclusion in the Proxy Statement and proxy for the Company's 2002 Annual Meeting of Shareholders must be received by the Company's General Counsel prior to December 20, 2001.

         A shareholder of record who intends to submit a proposal at the 2002 Annual Meeting that is not eligible for inclusion in the Proxy Statement, or who intends to submit one or more nominations for directors at the meeting, must provide prior written notice to the Company. The notice should be addressed to the Secretary and received at the Company's principal executive offices not later than February 18, 2002. The written notice must satisfy certain requirements specified in the Company's By-laws. A copy of the Company's By-laws will be sent to any shareholder upon written request to the Company's Secretary.


                  ANNUAL REPORT AND ANNUAL REPORT ON FORM 10-K

         A copy of the Company's 2000 Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission is being mailed with this Proxy Statement to each shareholder of record. Shareholders not receiving a copy of such Annual Report may obtain one without charge by writing or calling Stephen Barbieri, 201 West North River Drive, Suite 100, Spokane, Washington 99201, (509) 459-6100.

                                             By Order of the Board of Directors

                                             Richard L. Barbieri
                                             General Counsel
                                             Spokane, Washington

April 20, 2001

                                   APPENDIX A
                                   ----------

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                    -----------------------------------------

                                     CHARTER
                                     -------

ORGANIZATION
------------

         The Board of Directors (the "Board") shall have an Audit Committee comprised of at least three outside directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member. Members of the Committee shall be appointed annually by the Board at its annual meeting or as necessary to fill vacancies in the interim. The Board shall designate one of the Committee members as chairman. The Committee shall hold meetings (in person or by telephone conference) as appropriate, but not less than three times per year.

STATEMENT OF POLICY
-------------------

         The primary function of the Audit Committee shall be to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders, the corporate accounting and financial reporting practices, the systems of internal financial controls which management and the Board of Directors have established, and the audit process.

RESPONSIBILITIES
----------------

         1. Consider and make recommendations to the Board concerning the firm to be employed as the Corporation's independent auditor.

         2. Review and recommend for approval by the Board the independent auditor's compensation and the terms of its engagement and review the non-audit services performed by the independent auditor to ensure that performing those services does not impair the independence of the auditors.

         3. Consider, in consultation with the independent auditor, the scope and plan of forthcoming audits and the independent auditor's responsibility under generally accepted auditing standards.

         4. Review and consider, based on the reports of the independent auditor and the internal auditors (if any):

             (a) the adequacy of the Corporation's internal accounting controls including electronic data processing procedures and controls and related security programs;

             (b) any related management letter recommendations, and management's responses to such recommendations made by the independent auditor; and

             (c) the policies and financial reporting process for retirement and other benefit plans.

         5. Review, based on the reports of the independent auditor and management:

             (a) the corporation's annual financial statements;

             (b) the results of each external audit of the Corporation's financial statements, including any certification, report, opinion or review rendered by the independent auditor in connection with those financial statements;

             (c) significant disputes between management and the independent auditor that arose in connection with such audit;

             (d) any significant changes required in the independent auditor's plan;

             (e) other matters related to the conduct of the audit which are communicated to the Audit Committee under generally accepted auditing standards, including those concerning:

                 (i) selection of and changes in significant accounting policies and practices and questions of choice of appropriate policies and practices;

                 (ii) management's formulation of any particularly sensitive accounting estimates and the auditor's conclusion as to their reasonableness;

                 (iii) significant audit adjustments;

                 (iv) consultation by management with other accountants about significant matters; and

                 (v) material difficulties the auditor encountered in dealing with management in performing the audit.

         6. Review significant filings with the SEC containing the Corporation's financial statements, as the Audit Committee deems appropriate.

         7. Review policies and reports of reviews with respect to officers' expense accounts.

         8. Monitor compliance with the Corporation's Policy on Business Conduct to avoid conflicts of interest and assure ethical business practices and, from time to time, review such policies and make recommendations for changes in them.

         9. Review the internal audit function of the corporation (if any) including the independence of its reporting obligations, the proposed audit plan for the coming year, and the coordination of such plans with the independent auditors. Periodically review a summary of findings from completed internal audits and provide sufficient opportunity for the internal auditors to meet with members of The Audit Committee without members of management present.

         10. Periodically review the status of any pending litigation which could have significant impact on the Corporation's financial condition or seriously affect its reputation.

         11. Have authority to inquire into any financial matters in addition to those set forth in 1 through 10, with the right and power (at the expense of the Corporation) to employ such persons and organizations to assist it in carrying out its duties as it shall reasonably deem to be necessary.

         12. Perform such other functions as may be assigned to it by law or the Corporation's Charter or By-laws, or by the Board.

         13. Report Committee agenda and actions to the Board with such recommendations as the Audit Committee may deem appropriate.

         14. Review the Audit Committee Charter annually to reassess its adequacy.

                PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

                       WESTCOAST HOSPITALITY CORPORATION

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Richard L. Barbieri and Arthur
M. Coffey, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote all shares of Common Stock of WestCoast Hospitality Corporation that the undersigned would be entitled to vote if present in person at the Annual Meeting of Shareholders of WestCoast Hospitality Corporation to be held on May 21, 2001, at 9:00 a.m. local time at WestCoast Ridpath Hotel, 515 W. Sprague Avenue, Spokane, Washington and at any adjournments thereof, on all matters properly coming before such meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                       WESTCOAST HOSPITALITY CORPORATION

                                  MAY 21, 2001

                Please Detach and Mail in the Envelope Provided

A [X]  Please mark your
       votes as in this
       example.

                    FOR      WITHHELD
1. Election         [_]        [_]             Nominees: Donald K. Barbieri
   of                                                    Ronald R. Taylor
   Directors                                             Arthur M. Coffey

For all except vote withheld from the following nominees:

-------------------------------------------------------

2. RATIFICATION OF AUDITORS Approval of PricewaterhouseCoopers LLP, Independent certified public accountants to audit the accounts and records of WestCoast Hospitality Corporation for the fiscal year ending December 31, 2001.

3. In their discretion, upon such other matters as properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

The Board of directors recommends a vote for the election of directors and Proposal 2.

CHANGE OF ADDRESS COMMENTS BELOW

----------------------------------

----------------------------------

----------------------------------


SIGNATURE(S)
             ------------------------------     --------------------------------
                                                   SIGNATURE IF HELD JOINTLY

Dated:              , 2001
       -------------

NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. If signing as attorney, administrator, executor, trustee or guardian, give full name as such.